INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S CONSENT







We consent to the use in the Registration Statement on Form SB-2 of Laser Storm, Inc. as filed on October 21, 1996 of our report dated February 9, 1996, accompanying the financial statements of Laser Storm, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.




/s/ Hein + Associates LLP
HEIN + ASSOCIATES LLP


Denver, Colorado
October 16, 1996